Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Record Full Year 2009 Financial Results;

Consulting Fees Up 9.0% and Net Earnings Up 10.3%

Marlton, NJ – March 10, 2010 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the full year and fourth quarter ended December 31, 2009. Total revenue in 2009 rose to $421.8 million, an increase of 10.9% over fiscal year 2008. Consulting fee revenue for 2009 grew to $364.0 million, an increase of 9.0% over 2008. That percentage growth was comprised of 6.1% organic growth and 2.9% growth from acquisitions.

Operating profit for 2009 grew to $26.5 million, an increase of 19.4% from 2008. Net earnings for 2009 increased to $19.5 million (or $0.49 per diluted share based on 40.1 million diluted shares), up 10.3% from $17.7 million (or $0.43 per diluted share based on 41.1 million diluted shares) in 2008.

Total backlog at the end of 2009 increased to $620 million, from $597 million at the end of the third quarter of 2009. Twelve-month backlog at the end of 2009 increased to $282 million, from $276 million at the end of the third quarter of 2009.

“We are very pleased with Hill’s financial performance during 2009, especially given the challenges we faced from the global economic crisis,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer.

“At the beginning of last year, we announced that we expected Hill would have positive organic growth in consulting fees and an improvement in earnings per share for 2009, despite the difficult economy,” said David L. Richter, Hill’s President and Chief Operating Officer. “We are proud that we were able to achieve both of those goals,” he added.

Fourth Quarter 2009 Results

Total revenue for the fourth quarter of 2009 grew to $110.3 million, an increase of 5.4% from the fourth quarter of 2008. Consulting fee revenue for the fourth quarter of 2009 declined slightly to $93.6 million, a decrease of 1.6% from the fourth quarter of 2008. That percentage decline was comprised of an organic 1.9% decrease in consulting fees offset by 0.3% growth from an acquisition.

Operating profit for the fourth quarter of 2009 nearly doubled to $7.5 million, an increase of 98.6% from the fourth quarter of 2008. Net earnings for the quarter rose sharply to $4.6 million (or $0.12 per diluted share based on 39.6 million diluted shares), up 146.2% from $1.9 million (or $0.05 per diluted share based on 40.7 million diluted shares) for the fourth quarter of 2008.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, cost/damages assessment, delay/disruption analysis, contract review, adjudication, risk assessment, lender advisory and expert witness testimony services.

Project Management Group. Total revenue for Hill’s Project Management Group during fiscal year 2009 grew to $332.0 million, an increase of 14.5% over fiscal year 2008. Consulting fee revenue for 2009 at the Projects Group rose to $276.8 million, an increase of 11.9% from 2008. That percentage growth was comprised of 9.0% organic growth, primarily from the Middle East and North Africa, and 2.9% growth from acquisitions. Operating profit for the Projects Group in 2009 was $43.3 million, an increase of 13.8% compared to 2008.

Total revenue for the Projects Group during the fourth quarter of 2009 grew to $86.4 million, an increase of 4.7% compared to the fourth quarter of 2008. Consulting fee revenue in the fourth quarter of 2009 for the Projects Group declined to $70.2 million, a decrease of 4.9% from the fourth quarter of 2008. That percentage decline was comprised of an organic 5.2% decrease, primarily in the Middle East and Europe partially offset by growth in North Africa, and 0.3% growth from an acquisition. Operating profit for the Projects Group in the fourth quarter of 2009 was $10.0 million, a drop of 8.6% compared to the fourth quarter of 2008.

Construction Claims Group. Total revenue at Hill’s Construction Claims Group during fiscal year 2009 declined to $89.8 million, a decrease of 0.8% from fiscal year 2008. Consulting fee revenue in 2009 for the Claims Group increased to $87.2 million, an increase of 0.7% from 2008. That percentage change was comprised of an organic 2.3% decrease offset by 3.0% growth from acquisitions. Operating profit for the Claims Group in 2009 was $8.3 million, a decrease of 12.7% from 2008.

Total revenue for the Claims Group in the fourth quarter of 2009 increased to $23.9 million, an increase of 8.3% over the fourth quarter of 2008. Consulting fee revenue for the Claims Group in the fourth quarter of 2009 increased to $23.4 million, an increase of 9.7% over the fourth quarter of 2008. That percentage change was all organic, primarily from growth in the Middle East and Europe. Operating profit for the Claims Group in the fourth quarter of 2009 was $2.9 million, a jump of 120.6% from the fourth quarter of 2008.

Achievement of 2009 Earn-out

The Agreement and Plan of Merger, dated December 5, 2005, as amended (the “Merger Agreement”), between Hill and Arpeggio Acquisition Corporation provides for certain stockholders of Hill to receive up to an additional 6,600,000 shares of the combined company’s common stock, contingent upon the combined company attaining certain targets for earnings before interest and taxes (“EBIT”) over a four-year period. Hill’s EBIT for the fiscal year ended December 31, 2009 was $25.8 million and the target for the 2009 earn-out was $24.9 million. Therefore, the contingent shares for 2009 have been earned and an additional 1,000,000 shares of Hill’s common stock are expected to be issued during the second quarter of 2010. There are no further contingent shares that can be earned pursuant to the Merger Agreement.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Thursday, March 11, 2010, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and year ended December 31, 2009. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live conference call, it will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 2,400 employees in 80 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
		(Revised)(1)(2)		(Revised)(1)(2)

Consulting fee revenue	$93,623	$95,180	$364,010	$333,882
Reimbursable expenses	16,687	9,429	57,772	46,600

Total revenue	110,310	104,609	421,782	380,482

Direct expenses	52,540	51,624	209,052	183,485
Reimbursable expenses	16,687	9,429	57,772	46,600

Total direct expenses	69,227	61,053	266,824	230,085

Gross profit	41,083	43,556	154,958	150,397
Selling, general and administrative expenses	34,420	40,447	136,683	131,857
Equity in earnings of affiliates	(832)	(664)	(8,222)	(3,658)

Operating profit	7,495	3,773	26,497	22,198
Interest expense (income), net	693	183	1,737	(134)

Earnings before provision for income taxes	6,802	3,590	24,760	22,332
Provision for income taxes	2,206	1,556	4,577	3,654

Consolidated net earnings	4,596	2,034	20,183	18,678
Less: net earnings – noncontrolling interests (1)	33	181	713	1,027

Net earnings attributable to Hill International, Inc.(1)	$4,563	$1,853	$19,470	$17,651

Basic earnings per common share	$0.12	$0.05	$0.49	$0.43

Basic weighted average common shares outstanding	38,912	40,657	39,659	40,809

Diluted earnings per common share	$0.12	$0.05	$0.49	$0.43

Diluted weighted average common shares outstanding	39,630	40,665	40,124	41,148

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements.
(2)	During the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the fourth quarter and year ended December 31, 2008 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses by $214 and $757 for the fourth quarter and year ended December 31, 2008, respectively. There was no effect on operating profit or net earnings.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
(in thousands)		(Revised)(1)		(Revised)(1)

Project Management
Consulting fee revenue	$70,217	$73,843	$276,811	$247,326
Total revenue	$86,375	$82,503	$331,987	$289,933
Gross profit	$27,707	$31,730	$108,362	$101,126
Gross profit margin	39.5%	43.0%	39.1%	40.9%
Depreciation and amortization	$1,118	$1,360	$4,139	$3,625
Operating profit before equity in earnings of affiliates	$9,177	$10,284	$35,095	$34,419
Equity in earnings of affiliates	832	664	8,222	3,658

Operating profit	$10,009	$10,948	$43,317	$38,077
Operating profit margin	14.3%	14.8%	15.6%	15.4%

Construction Claims
Consulting fee revenue	$23,406	$21,337	$87,199	$86,556
Total revenue	$23,935	$22,106	$89,795	$90,549
Gross profit	$13,376	$11,826	$46,596	$49,271
Gross profit margin	57.1%	55.4%	53.4%	56.9%
Depreciation and amortization	$583	$597	$2,294	$2,060
Operating profit	$2,939	$1,332	$8,277	$9,480
Operating profit margin	12.6%	6.2%	9.5%	11.0%

(1)	During the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the fourth quarter and year ended December 31, 2008 have been revised. The result of this change decreased Project Management gross profit by $126 and $460 for the fourth quarter and year ended December 31, 2008, respectively, and decreased Construction Claims gross profit by $88 and $297 for the fourth quarter and year ended December 31, 2008, respectively. There was no effect on operating profit.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
(in thousands)		(Revised)(1)(2)		(Revised)(1)(2)

Consulting fee revenue	$93,623	$95,180	$364,010	$333,882
Total revenue	$110,310	$104,609	$421,782	$380,482
Gross profit	$41,083	$43,556	$154,958	$150,397
Gross profit as a percent of consulting fee revenue	43.9%	45.8%	42.6%	45.0%
Selling, general and administrative expenses (excluding Corporate expenses)	$28,965	$31,687	$111,585	$106,498
Selling, general and administrative expenses (excluding Corporate expenses) as a percentage of consulting fee revenue	30.9%	33.3%	30.7%	31.9%
Corporate expenses	$5,455	$8,760	$25,098	$25,359
Corporate expenses as a percent of consulting fee revenue	5.8%	9.2%	6.9%	7.6%
Operating profit	$7,495	$3,773	$26,497	$22,198
Operating profit as a percent of consulting fee revenue	8.0%	4.0%	7.3%	6.6%
Effective income tax rate	32.4%	43.3%	18.5%	16.4%

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements. The new presentation changed the 2008 effective income tax benefit rate.
(2)	During the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the fourth quarter and year ended December 31, 2008 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses by $214 and $757 for the fourth quarter and year ended December 31, 2008, respectively. There was no effect on operating profit or net earnings.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

	December 31, 2009	December 31, 2008
(in thousands)	(Unaudited)	(Revised)(1)

Cash and cash equivalents	$30,923	$20,430
Accounts receivable, net	$130,900	$118,124
Current assets	$183,602	$161,492
Total assets	$291,539	$254,041
Current liabilities	$82,657	$80,563
Total debt	$28,244	$18,887
Stockholders’ equity	$159,640	$139,016

(1)	Effective January 1, 2009, the company adopted an accounting standard which requires that the ownership interests in subsidiaries held by parties other than the parent to be presented within the equity section of the consolidated balance sheet. The amount formerly captioned as minority interests in the 2008 consolidated balance sheet has been reclassified to stockholders’ equity as noncontrolling interests.

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the fourth quarter of 2009 rose to $9.4 million, an increase of 63.9% from the fourth quarter of 2008. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
(in thousands)

Net income attributable to Hill	$4,563	$1,853	$19,470	$17,651
Interest expense (income), net	693	183	1,737	(134)
Income taxes	2,206	1,556	4,577	3,654
Depreciation and amortization	1,929	2,137	7,343	6,385

EBITDA	$9,391	$5,729	$33,127	$27,556